                                                                 Exhibit (d)(ii)

                     JOINT FILING AND SOLICITATION AGREEMENT

         WHEREAS,  certain  of  the  undersigned  are  stockholders,  direct  or beneficial, of Bairnco Corporation, a Delaware corporation ("Bairnco");

         WHEREAS,  Steel  Partners  II,  L.P.,  a Delaware  limited  partnership
("Steel"),  Steel Partners,  L.L.C., a Delaware limited  liability  company,  BZ
Acquisition  Corp.,  a Delaware  corporation,  Warren G.  Lichtenstein,  Hugh F.
Culverhouse,  John J. Quicke, Anthony Bergamo and Howard M. Leitner wish to form a group for the  purpose  of  soliciting  written  consents  or proxies to elect
Warren G. Lichtenstein, Hugh F. Culverhouse, John J. Quicke, Anthony Bergamo and
Howard M. Leitner or any other person designated by the undersigned as directors of Bairnco and taking all other  action  necessary  or  advisable to achieve the foregoing.

         NOW,  IT IS  AGREED,  this  29th day of  December  2006 by the  parties hereto:

                  1.  In  accordance  with  Rule   13d-1(k)(1)(iii)   under  the
Securities   Exchange  Act  of  1934,  as  amended,   each  of  the  undersigned
(collectively, the "Group") agrees to the joint filing on behalf of each of them of  statements on Schedule 13D with respect to the  securities of Bairnco.  Each member of the Group shall be responsible  for the accuracy and  completeness  of his/its own  disclosure  therein,  and is not  responsible  for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

                  2.  So  long  as  this  agreement  is in  effect,  each of the undersigned  shall provide written notice to Olshan Grundman Frome  Rosenzweig &
Wolosky LLP  ("Olshan") of (i) any of their  purchases or sales of securities of
Bairnco; or (ii) any securities of Bairnco over which they acquire or dispose of beneficial  ownership.  Notice  shall be given no later than 24 hours after each such transaction.

                  3. Each of the undersigned  agrees to solicit written consents or proxies to elect Warren G. Lichtenstein, Hugh F. Culverhouse, John J. Quicke,
Anthony  Bergamo and Howard M.  Leitner or any other  person  designated  by the
Group  as  directors  of  Bairnco  and to take all  other  action  necessary  or advisable to achieve the foregoing (the "Solicitation").

                  4. Steel  agrees to bear all expenses  incurred in  connection with the Group's  activities,  including expenses incurred by any of the parties in the Solicitation.  Notwithstanding the foregoing, Steel shall not be required to reimburse any party for (i) out-of-pocket expenses incurred by a party in the aggregate in excess of $250 without  Steel's  prior written  approval;  (ii) the value of the time of any party;  (iii) legal fees incurred without Steel's prior written approval; or (iv) the costs of any counsel, other than Olshan,  employed in connection  with any pending or threatened  litigation  without Steel's prior written approval.

                  5. The  relationship of the parties hereto shall be limited to carrying  on the  business  of the  Group in  accordance  with the terms of this
Agreement.  Such  relationship  shall be construed and deemed to be for the sole and limited  purpose of carrying on such business as described  herein.  Nothing herein  shall be  construed  to  authorize  any party to act as an agent for any other party,  or to create a joint venture or  partnership,  or to constitute an indemnification.  Nothing herein shall restrict any party's right to purchase or sell  securities  of  Bairnco,  as he/it  deems  appropriate,  in  his/its  sole discretion,  provided  that  all such  sales  are  made in  compliance  with all applicable securities laws.

                  6. This  Agreement  may be executed in  counterparts,  each of which  shall be  deemed an  original  and all of which,  taken  together,  shall constitute one and the same instrument,  which may be sufficiently  evidenced by one counterpart.

                  7. In the event of any dispute  arising out of the  provisions of this  Agreement,  the  parties  hereto  consent  and submit to the  exclusive jurisdiction of the Federal and State Courts in the State of New York.

                  8. Any party hereto may terminate his  obligations  under this
Agreement at any time on 24 hours' written  notice to all other parties,  with a copy by fax to Steven Wolosky at Olshan, Fax No. (212) 451-2222.

                  9. Each party  acknowledges  that Olshan  shall act as counsel for both the Group and Steel.

                                       2

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         STEEL PARTNERS II, L.P.

                                         By: Steel Partners, L.L.C.
                                             General Partner

                                         By: /s/ Warren G. Lichtenstein
                                             -----------------------------------
                                             Name: Warren G. Lichtenstein
                                             Title: Managing Member

                                         STEEL PARTNERS, L.L.C.

                                         By: /s/ Warren G. Lichtenstein
                                             -----------------------------------
                                             Name: Warren G. Lichtenstein
                                             Title: Managing Member

                                         BZ ACQUISITION CORP.

                                         By: /s/ Warren G. Lichtenstein
                                             -----------------------------------
                                             Name: Warren G. Lichtenstein
                                             Title: President

                                         /s/ Warren G. Lichtenstein
                                         ---------------------------------------
                                         WARREN G. LICHTENSTEIN

                                         /s/ Hugh F. Culverhouse
                                         ---------------------------------------
                                         HUGH F. CULVERHOUSE

                                         /s/ John J. Quicke
                                         ---------------------------------------
                                         JOHN J. QUICKE

                                         /s/ Anthony Bergamo
                                         ---------------------------------------
                                         ANTHONY BERGAMO

                                         /s/ Howard M. Leitner
                                         ------------------------------
                                         HOWARD M. LEITNER